Exhibit K-1

                     Legal Basis for Retention of Nonutility
                               Businesses of Pepco



I. Nonutility Businesses of Pepco

     Pepco engages indirectly through its subsidiaries in various non-utility businesses. Pepco owns directly all of the voting securities of three non-utility subsidiary companies: Edison Capital Reserves Corporation, a Delaware Investment Holding Company, Pepco Holdings, Inc., which acts as a holding company for Pepco's non- regulated business activities, and Potomac Electric Power Company Trust I, a Delaware statutory business trust.

     Set forth below is a description of the non-utility businesses of Pepco's direct and indirect subsidiaries, along with a citation of authority that justifies retention of such businesses.

A. Direct Nonutility Activities of PEPCO

     None.

B. Nonutility Subsidiaries of PEPCO

1. Edison Capital Reserves Corporation ("Edison"), a Delaware Investment Holding Company, wholly owned directly by PEPCO. Edison was established in 2000 and exists for the purpose of managing and investing a significant portion of the proceeds received from the divestiture of certain Pepco generation assets./1/

2. Pepco Holdings, Inc. ("PHI"), a Delaware corporation, wholly owned by PEPCO, holds all of Pepco's non-regulated business activities./2/ PHI has the following direct subsidiaries: Pepco Energy Services, Inc., Potomac Capital Investment Corporation, and PepMarket.com LLC.

2.1 Pepco Energy Services, Inc., a Delaware corporation, wholly owned by PHI, is an energy services company, involved in construction, consulting and sales of commodity and related services in retail and wholesale competitive markets./3/ Pepco Energy Services provides non-regulated energy and energy-related products and services in the mid-Atlantic region. Its products include electricity, natural gas, and other energy

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/1/ See Energy East Corp., Holding Co. Act Release No. 27224 (Aug. 31, 2000) ("Energy East") (authorizing retention of subsidiary formed to invest the proceeds of the sale of generation assets).
/2/ See, e.g., New Century Energies, Inc., Holding Co. Act Release No. 27000 (Apr. 7, 1999) ("New Century Energies I") (authorizing organization and capitalization of one or more "intermediate" nonutility subsidiaries to act as holding companies over other nonutility subsidiaries).
/3/ Pepco Energy Services is an "energy-related company" within the meaning of Rule 58(b)(1).

commodities, energy-efficiency contracting, equipment operation, testing and maintenance, fuel management, heating, ventilation and air conditioning ("HVAC") services, insulation, storm window siding and other energy-efficient home and business products, appliance warranties, and advisory services regarding energy procurement and usage. These products and services are sold either in bundles or individually to commercial, industrial, institutional, governmental and residential customers.

2.1.1 Pepco Building Services, Inc., a Delaware corporation, wholly owned by Pepco Energy Services, Inc., tests, operates and maintains building systems, and owns subsidiaries in similar business lines./4/

2.1.1.1 Met Electrical Testing Company, Inc., a Delaware corporation, wholly owned by Pepco Building Services, Inc., does electrical testing and maintenance of medium to high voltage equipment./5/

2.1.1.2 Substation Test Company, Inc., a Delaware corporation, wholly owned by Pepco Building Services, Inc., does electrical testing and maintenance of medium to high voltage equipment./6/

2.1.1.3 Engineered Services, Inc., a Delaware corporation, wholly owned by Pepco Building Services, installs and maintains building control systems such as alarms, keypads, internal heating and air conditioning and thermostats./7/

2.1.1.4 G&L Mechanical Services, Inc., a Delaware corporation, wholly owned by Pepco Building Services, installs and maintains commercial HVAC systems./8/

2.1.1.5 Pepco Uni Newco, Inc., a Delaware corporation, wholly owned by Pepco Building Services, installs and maintains commercial HVAC systems./9/

2.1.2 PES Home Services of Virginia, a Virginia corporation, wholly owned by Pepco Energy Services, Inc., sells energy appliance warranties, HVAC, insulation, storm windows, home siding and other energy-efficient products and related services to residential markets in Virginia./10/

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/4/ Id. See also KeySpan Corp., Holding Co. Act Release No. 27271 (Nov. 7, 2000) ("KeySpan") (authorizing retention of subsidiary engaged in service and maintenance of heating equipment, water heaters, central air conditioning and gas appliances).
/5/ Id.
/6/ Id.
/7/ Id.
/8/ Id.
/9/ Id.
/10/ See Ameren Corp., Holding Co. Act Release No. 26809 (Dec. 30, 1997) ("Ameren")(authorizing retention of subsidiary engaged in the provision of warranty coverage for certain appliances). See also Central Power & Light Co., Holding Co. Act Release No. 26771(Oct. 31, 1997) and Cinergy Corp., Holding Co. Act Release No. 26662 (Feb. 7, 1997).

2.1.3 Potomac Power Resources, Inc., a Delaware corporation, wholly owned by Pepco Energy Services, Inc., is the owner of the Benning Road and Buzzard Point power generation plants./11/

2.1.4 Trigen-Pepco Energy Services, LLC, a District of Columbia limited liability company, 50% owned by Pepco Energy Services, Inc., is engaged in the design, construction and operation of a central plant for the New Washington Convention Center./12/

2.1.5 Viron/Pepco Services Partnership, a Delaware general partnership, 50% owned by Pepco Energy Services, Inc., is engaged in the performance of the Military District of Washington Energy Savings Performance Contract./13/

2.2 PepMarket.com, LLC, a Delaware LLC, wholly owned by PHI previously operated an online business to business purchasing company, currently inactive.

2.3 Potomac Capital Investment Corporation ("PCI")/14/, a Delaware corporation, wholly owned directly by Pepco Holdings, Inc., invests in marketable securities, aircraft, foreign utility assets and other leased equipment, energy, real estate, and other ventures. The economic return of the majority of the aircraft lease arrangements entered into by PCI subsidiaries came from tax depreciation and investment tax credits available at the time the leases were entered into.

     Through a joint venture, PCI supplies bundled residential telecommunication products and services in the District of Columbia, Maryland and Northern Virginia metropolitan areas. PCI and its subsidiaries also maintain a financial investment portfolio intended to provide additional earnings and cash flow. Beginning in the mid- 1990s, PCI began redirecting its business operations by reducing its involvement in investments that are not related to energy or telecommunications industries. Significant progress has been made in reducing PCI's previous concentration of investments in the aircraft industry. PCI has also been reducing its investments in passive real estate and focusing on managing real estate investments that are used for, or adjacent to, the system's utility or generation operations. In addition, recent investments have expanded PCI's portfolio of electric generating and natural gas transmission and distribution equipment leases.

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/11/ Potomac Power Resources is an Exempt Wholesale Generator within the meaning of Section 32 of the Act. See Potomac Power Res., Inc. 94 FERC P. 62,034 (2001). It owns and operates two eligible facilities located in the District of Columbia. The eligible facilities consist of two generation plants. One plant is comprised of two oil-fired cycling units totaling approximately 550 MW and related interconnection facilities. The other plant is comprised of 16 oil-fired combustion turbines, totaling approximately 256 MW and related interconnection facilities. The output of the plants will be sold at wholesale in the United States.
/12/ Trigen-Pepco Energy Services is an "energy-related company" within the meaning of Rule 58(b)(1).
/13/ Viron/Pepco Services is an "energy-related company" within the meaning of Rule 58(b)(1).
/14/ See, e.g., New Century Energies I. See also Ameren (authorizing retention of a subsidiary engaged in investing in portfolios of preferred and common stocks and other marketable securities, including securities of utility companies) and notes 16 and 18, infra.

Through PCI Holdings and Potomac Capital Joint Leasing, PCI holds a $217.7 million securities portfolio (as of March 31, 2001), which primarily consists of fixed-rate electric utility preferred stock and investment grade commercial paper. The portfolio provides additional liquidity and investment flexibility for PCI and its subsidiaries.

PCI also owns certain gas transmission and distribution networks in the Netherlands (Dutch Gas I), leased to Netherlands utility companies that are foreign utility companies within the meaning of Section 33 of the Act. These investments were made under long term leveraged leases.

2.3.1 American Energy Corporation, a Delaware corporation, wholly owned by PCI acts as subordinated lender to the Oroville Cogeneration project./15/

2.3.2 American-LB Energy Partnership, a New York general partnership, is currently inactive. PCI is a 50% general partner.

2.3.3 AMP Funding, LLC, a Delaware LLC, holds an equity interest in RAMP Investments, LLC as well as intercompany notes. AMP Funding is a part of PCI's aircraft leasing operations discussed above. PCI is the managing general partner of AMP Funding, LLC./16/

2.3.3.1 RAMP Investments, LLC, a Delaware LLC, 97% owned by AMP Funding, LLC; 1% owned by PCI Air Management Corporation. Ramp Investments holds a receivable note and an equity interest (99%) in PCI Air Management Partners, LLC and is part of PCI's aircraft leasing operations discussed above./17/

2.3.3.1.1 PCI Air Management Partners, LLC, a Delaware LLC, 99% owned by RAMP Investments LLC and 1% by PCI Air Management Corporation, owns PCI Ever, Inc., and holds 4 aircraft on lease as passive/financial investments. PCI Air Management Partners originally held 17 aircraft when formed and continues to seek to sell its remaining aircraft interests under favorable economic conditions. PCI Air Management Partners is part of PCI's aircraft leasing operations discussed above./18/

2.3.3.1.1.1 PCI Ever, Inc., a Delaware corporation, wholly owned by PCI Air Management Partners LLC, owns 20% of outstanding non-voting preferred shares of BT-

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/15/ The Commission has previously authorized retention of subsidiaries engaged in the financing of exempt projects. See PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000) (authorizing retention of subsidiary engaged in financing FUCOs.)
/16/ See New Century Energies I and CP&L Energy, Holding Co. Act Release No. 27284 (Nov. 27, 2000) ("CP&L Energy") (authorizing retention of a subsidiary to hold receivables evidencing debt)..
/17/ Id.
/18/ See Ameren (authorizing retention of subsidiary engaged in long term leveraged lease transactions, including aircraft leases). See also Conectiv, Inc. Holding Co. Act Release No. 26832 (Feb. 25, 1998).

Ever, a company engaged in financial investments, primarily in aircraft leases and notes receivable./19/ BT-Ever has the right to redeem PCI Ever's equity interest in 2005.

2.3.4 Carbon Composite, LLC, a Delaware LLC, is currently inactive. PCI owns a 50% interest.

2.3.5 Edison Place, LLC, a Delaware LLC, wholly owned directly by PCI is building Pepco's new headquarters building and will lease office space to Pepco and retail and restaurant space in the building to unaffiliated parties upon completion of the building./20/

2.3.6 Electro Ecology, Inc., a New York corporation, owns a hydro facility in Wappingers Falls, NY. PCI has a 50% ownership interest in the facility./21/

2.3.7 Friendly Skies, Inc., a U.S. Virgin Islands corporation, wholly owned directly by PCI, is part of the system's aircraft leasing operations discussed above. Friendly Skies is a foreign sales corporation established to enable PCI to pursue opportunities for tax incentives for qualifying export receipts./22/


2.3.7.1 PCI Air Management Corporation, a Nevada corporation, wholly owned by Friendly Skies, Inc., is the managing member of RAMP Investments, LLC, PCI Air Management Partners, LLC and PCI-BT Investing and is part of the system's aircraft leasing operations discussed above./23/

2.3.8 Kramer Junction Company, a California corporation, 26.5% owned by PCI, manages PCI's investments in SEGS and is the managing general partner for Luz Solar Partners III-VII partnerships./24/

2.3.8.1 KJC Operating Company, a California corporation, wholly owned by Kramer Junction Company, operates PCI's Solar Electric Generating Systems ("SEGS")./25/

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/19/ See notes 16 and 18, supra.
/20/ See Unitil Corp., Holding Co. Act Release No. 25524 (Apr. 24, 1992) (allowing retention of nonutility subsidiary company that acquires real estate to support utility operations) and New Century Energies, Inc., Holding Co. Act Release No. 27212 (Aug. 16, 2000) ("New Century Energies II")(authorizing retention of subsidiaries engaged in various forms of land ownership associated with utility operations).
/21/ Electro Ecology, Inc. is a qualifying small power production facility. Electro Ecology, Inc. submitted a notice of self-certification to FERC in Docket No. QF88-516 on September 19, 1988.
/22/ See note 18, supra.
/23/ See New Century Energies I, supra.
/24/ The Luz Solar partnerships are qualifying small power production facilities. See, Luz Solar Partners Ltd., III 86 FERC 62, 064 (1999); Luz Solar Partners Ltd., IV 86 FERC 62,063 (1999); Luz Solar Partners Ltd., V 86 FERC 62,060 (1999); Luz Solar Partners Ltd., VI 86 FERC 62,062 (1999); Luz Solar Partners Ltd., VII 86 FERC 62, 061 (1999).
/25/ The Luz Solar partnerships, that own the SEGS solar plants, are qualifying small power production facilities. See, note 24, supra.

2.3.8.2 KJC Consulting Company, a California corporation, wholly owned by Kramer Junction Company, manages PCI's investments in SEGS./26/

2.3.9 Linpro Harmans Land LTD Partnership, a Maryland general partnership, owns a vacant plot of undeveloped land in Harmans, Maryland near the BWI airport. This property is currently under contract for sale. PCI is a 50% general partner.

2.3.10 Luz Solar Partners, Ltd., III, a California limited partnership, owns the SEGS III solar plant in Kramer Junction, California. PCI is a 22.3% limited partner./27/

2.3.11 Luz Solar Partners, Ltd., IV, a California limited partnership, owns the SEGS IV solar plant in Kramer Junction, California. PCI is a 9.61% limited partner./28/

2.3.12 Luz Solar Partners, Ltd., V, a California limited partnership, owns the SEGS V solar plant in Kramer Junction, California. PCI is a 19.22% limited partner./29/

2.3.13 Luz Solar Partners, Ltd., VI, a California limited partnership, owns the SEGS VI solar plant in Kramer Junction, California. PCI is a 31.33% limited partner./30/

2.3.14 Luz Solar Partners, Ltd., VII, a California limited partnership, owns the SEGS VII solar plant in Kramer Junction, California. PCI is a 24.5% limited partner./31/

2.3.15 Montgomery Homes I, LP, a Maryland limited partnership, owns a tax-credit affordable housing project located in Pepco's service territory. PCI is a 49.5% limited partner. /32/

2.3.16 PCI Energy Corporation, a Delaware corporation, wholly owned directly by PCI, owns fractional interests in oil and gas ventures in Texas. All of these wells are expected to be capped in 2002-2003 at which time the operation will be wound down. /33/

2.3.17 PCI Netherlands Corporation, a Nevada corporation, wholly owned directly by PCI, owns an undivided interest (approximately 35%) in Unit 9 of the Amercentrale Power Station located in The Netherlands, and leased to Essent Energie Productie B.V. (EEP), formerly N.V. Elektriciteits-Produktiemaatschappij Zuid-

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/26/ The Luz Solar partnerships, that own the SEGS solar plants, are qualifying small power production facilities. See, note 24, supra.
/27/ The Luz Solar partnerships are qualifying small power production facilities. See, note 24, supra.
/28/ The Luz Solar partnerships are qualifying small power production facilities. See, note 24, supra.
/29/ The Luz Solar partnerships are qualifying small power production facilities. See, note 24, supra.
/30/ The Luz Solar partnerships are qualifying small power production facilities. See, note 24, supra.
/31/ The Luz Solar partnerships are qualifying small power production facilities. See, note 24, supra.
/32/ The Commission has permitted other new registered holding companies to retain similar passive interests in tax-credit affordable housing and historic building properties. See WPL Holdings, Inc., Holding Co. Act Release No. 26856 (Apr. 14, 1998), and Ameren (permitting retention of tax-credit properties located in the states in which those systems operate as utilities); and Exelon Corp., Holding Co. Act Release No. 27256 (Oct. 19, 2000) (permitting retention of passive interests in funds holding national portfolios of tax-credit properties).
/33/ See KeySpan (authorizing retention of subsidiary owning interests in offshore gas and oil exploration and development).

Nederland (EPZ), a Netherlands public utility company and a Foreign
Utility Company within the meaning of Section 33 of the Act, and owns certain gas transmission and distribution networks in the Netherlands (Dutch Gas II), leased to Netherlands utility companies that are Foreign Utility Companies within the meaning of Section 33 of the Act. These investments were made under long term leveraged leases./34/

2.3.18 PCI Queensland Corporation, a Nevada corporation, wholly owned directly by PCI, is the owner and lessor of two 350 MW power facilities located in Australia and leased to Austa, an Australian public utility and a Foreign Utility Company within the meaning of Section 33 of the Act, under a long-term leveraged lease./35/

2.3.19 PCI-BT Investing, LLC, a Delaware LLC, 31.33% owned by PCI; 31.33% owned by America-Energy Corp; 31.33% owned by Potomac Nevada Corp., and 1% owned by PCI Air Management Corp., owns a residual interest in a real estate investment conduit and an aircraft lease./36/ The real estate investment is a limited-life investment that consists of Fannie Mae REMIC certificates. PCI-BT is seeking to sell its interest in the aircraft lease under favorable economic conditions.

2.3.20 Pepco Communications, Inc., a Delaware corporation, wholly owned directly by PCI, holds the interest in Pepco Communications LLC and Nextgate, Inc./37/

2.3.20.1 Pepco Communications, LLC, a Delaware LLC, wholly owned directly by Pepco Communications, Inc. has a 50% interest in Starpower Communications, LLC, a telecommunication investment./38/

2.3.20.1.1 Starpower Communications, LLC, a Delaware LLC, is a telecommunications company. Pepco Communications LLC owns a 50% interest. /39/

2.3.20.2 Nextgate, Inc, a Delaware corporation, owned by Pepco Communications, Inc., is currently inactive.

2.3.22 Pepco Enterprises, Inc. ("PEI"), a Delaware corporation, wholly owned directly by PCI, develops energy-related business opportunities./40/ PEI and its wholly owned subsidiaries provide the utility industry with products and services. PEI and its subsidiaries own the electric system cable companies W.A. Chester LLC and W.A. Chester Corporation, telecommunication contractors Severn Cable LLC and Severn Construction LLC, an energy technology company Pepco Technologies, LLC and Pepco Energy Company.

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/34/ See Rule 7(d) of the Act and note 18, supra. See also New Century Energies II (authorizing retention of subsidiaries formed to act as vehicles for making loans to a partnership that would own power stations outside of the United States).
/35/ Id.
/36/ See note 18, supra.
/37/ Pepco Communications, Inc. will file an application to become an Exempt Telecommunications Company ("ETC") within the meaning of Section 34 of the Act. /38/ Pepco Communications, LLC will be a subsidiary of an ETC.
/39/ Starpower Communications, LLC will be a subsidiary of an ETC.
/40/ See note 3, supra.

2.3.22.1 Energy and Telecommunication Services, LLC, a Delaware LLC, wholly owned by Pepco Enterprises, Inc., is the parent company of Severn Cable, LLC and Severn Construction, LLC./41/

2.3.22.1.1 Severn Cable LLC, a Delaware LLC, wholly owned by Energy and Telecommunications Services, LLC, is a telecommunications contractor in the Washington DC metropolitan area that specializes in the installation of strand, fiber-optical and coaxial cable./42/

2.3.22.1.2 Severn Construction, LLC, a Delaware LLC, wholly owned by Energy and Telecommunications Services, LLC, is a fiber and coaxial strands and installation company./43/

2.3.22.2 Pepco Energy Company, a Delaware corporation, wholly owned directly by Pepco Enterprises, Inc., is currently inactive.

2.3.22.3 W.A.Chester, LLC, a Delaware LLC, wholly owned directly by Pepco Enterprises, Inc., constructs, installs and maintains underground utility cable systems for utilities and telecommunications customers./44/

2.3.22.3.1 W.A.Chester Corporation, a Delaware corporation, wholly owned by W.A.Chester, LLC, constructs, installs and maintains underground utility cable systems for utilities and telecommunications customers./45/

2.3.22.4 Pepco Technologies, LLC, a Delaware LLC, wholly owned by Pepco Enterprises, Inc., is focused on bringing new technologies to the electric utility industry as it deregulates. The company currently markets a meter collar for use with small back-up generators. /46/

2.3.23 Potomac Aircraft Leasing Corporation, a Nevada corporation, wholly owned directly by PCI, is a limited partner in Aircraft Leasing Associates L.P., which owns leases in commercial aircraft and other equipment and is discussed below. Potomac Aircraft Leasing Corporation plans to liquidate its interest in the Aircraft Leasing Associates partnership in 2002. /47/

2.3.23.1 Aircraft Leasing Associates, LP, a Delaware limited partnership, owns leases in commercial aircraft and other equipment leases. Potomac Aircraft Leasing Corporation is a less than 5% limited partner./48/

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/41/ See note 3, supra and New Century Energies I.
/42/ See GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing retention of subsidiary engaged in the construction, installation and maintenance of utility systems).
/43/ Id.
/44/ Id.
/45/ Id.
/46/ Rule 58(b)(1)(ii).
/47/ See note 16, supra.
/48/ See note 18, supra.

2.3.24 Potomac Capital Markets Corporation, a Delaware corporation, wholly owned directly by PCI, has a 45.45% participation in the Singapore Airlines VII aircraft leveraged lease transaction (a Delaware trust). /49/

2.3.24.1 Singapore Airlines VII, a Delaware trust, holds one aircraft as a passive/financial investment and is owned 45.45% by Potomac Capital Markets Corporation. Singapore Airlines VII is seeking to sell its aircraft under favorable economic conditions./50/

2.3.25 Potomac/Foxhall, LLC, a District of Columbia LLC, 75% held by PCI and 25% held by Foxhall 30/60 Investments, LP, was formed to purchase a 33.3% interest in 59 M. Street Associates.

2.3.25.1 59 M Street Associates, LLC, a District of Columbia LLC, 33.3% held by Potomac/Foxhall LLC, was formed to acquire a 75% interest in Square 673 Associates.

2.3.25.1.1 Square 673 Associates, LLC, a District of Columbia LLC, 75% owned by 59 M Street Associates, LLC, and 25% owned by Potomac/Foxhall, LLC, is a real estate development company that owns a lot and vacant warehouse building at 59 M Street in D.C. This property is currently under contract for sale.

2.3.25.2 PCI/Foxhall Investment, LP, a District of Columbia limited partnership, 75% owned by PCI, is a real estate development company formed to acquire 30/60 M Street, L.P.

2.3.25.2.1 30/60 M Street, L.P., a District of Columbia partnership and real estate development company owned by PCI/Foxhall Investment, LP, owns a vacant lot at 30/60 M Street. This property is currently under contract for sale.

2.3.26 Potomac Harmans Corporation, a Maryland corporation, wholly owned directly by PCI, is a general partner in Harmans Building Associates partnership.

2.3.26.1 Harmans Building Associates, a Maryland general partnership, 50% owned by Potomac Harmans Corporation and 50% by PCI, is a real estate development company that owns a parcel of land and 300 square foot building near BWI Airport that is currently leased to Verizon. Harmans Building Associates is seeking opportunities to sell the property under favorable economic conditions.

2.3.27 Potomac Land Corporation ("PLC"), a Delaware corporation, wholly owned directly by PCI, is currently inactive.

2.3.28 Potomac Nevada Corporation ("PNC"), a Nevada corporation, wholly owned directly by PCI, is the owner of several interests: (a) Potomac Nevada Leasing Corp., 100%, (b) PCI Engine Trading Ltd., 100%, (c) Potomac Capital Joint Leasing

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/49/ See note 16, supra.
/50/ See note 18, supra.

Corp., 100%, (d) PCI-BT Investing, L.L.C., 31.33%, (e) PCI Nevada Investments, 5%, (f) Potomac Delaware Leasing Corp., 77%, and (g) PCI-BT Ventures, 90.91%. /51/

2.3.28.1 Potomac Nevada Leasing Corporation, a Nevada corporation, wholly owned directly by Potomac Nevada Corporation, and a general partner in Potomac Leasing Associates, L.P., holds intercompany receivables primarily generated from the sale of 4 aircraft. /52/

2.3.28.2 PCI Engine Trading, Ltd., a Bermuda limited company, wholly owned directly by PNC, sold aircraft equipment parts and owns foreign passive investments, specifically options to purchase the residual interests of utility assets in the Netherlands and Australia. /53/

2.3.28.3 Potomac Capital Joint Leasing Corporation, a Delaware corporation, wholly owned directly by PNC, holds intercompany receivables and invests in marketable securities, including investment grade non voting preferred stock and commercial paper, and 95% of PCI Nevada Investments./54/ Potomac Capital Joint Leasing does not directly or indirectly own 5% or more of the voting securities of any public utility company within the meaning of Section 2(a)(5) of the Act.

2.3.28.3.1 PCI Nevada Investments, a Delaware general partnership, 95% owned by Potomac Capital Joint Leasing Corporation; 5% owned by PNC, owns PCI Holdings, Inc./55/

2.3.28.3.1.1 PCI Holdings, Inc., a Delaware corporation, wholly owned by PCI Nevada Investments, holds investment grade utility preferred stock and commercial paper and certain gas transmission and distribution networks in the Netherlands (Dutch Gas II), leased to a Netherlands utility company that is a Foreign Utility Company within the meaning of Section 33 of the Act. This investment was made under a long-term leverage lease. PCI Holdings does not directly or indirectly own 5% or more of the voting securities of any public utility company within the meaning of Section 2(a)(5) of the Act./56/

2.3.28.3.1.1.1 Aircraft International Management Company, a Delaware corporation, owned 99% by PCI Holdings, Inc. and 1% by BT Ever, holds intercompany receivables and formerly invested in aircraft equipment./57/


2.3.28.4 Potomac Delaware Leasing Corporation, a Delaware corporation, 77% owned by PNC and 23% owned by PCI, holds one aircraft lease as a passive/financial

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/51/ See New Century Energies I, supra.
/52/ See note 16, supra.
/53/ See note 34, supra.
/54/ See Ameren (authorizing retention of subsidiaries that invest in portfolios of preferred and common stocks and other marketable securities, including securities of utility companies). See also note 17, supra.
/55/ Id.
/56/ Id. See also note 34, supra.
/57/ See CP&L Energy, supra.

investment./58/ It is the 98% limited partner of Potomac Leasing Associates, L.P. and 100% owner of Potomac Equipment Leasing Corp. Potomac Delaware Leasing Corporation is seeking to sell its aircraft lease interest under favorable economic conditions.

2.3.28.4.1 Potomac Equipment Leasing Corporation, a Nevada corporation, wholly owned directly by Potomac Delaware Leasing Corporation, holds intercompany notes and a passive investment in a rail car lease. At the time of the lease, a substantial portion of the financial returns to Potomac Equipment Leasing came from accelerated tax depreciation. /59/

2.3.28.4.2 Potomac Leasing Associates, LP, a Delaware limited partnership, 98% owned by Potomac Delaware Leasing Corporation, and 2% owned by Potomac Nevada Leasing Corporation, holds inter-company receivables generated primarily from the sale of 4 aircraft. /60/

2.3.28.5 PCI-BT Ventures, a Delaware partnership, has an interest in PCI-BT & BCR-BT Ventures. PNC owns a 90.91% interest. /61/

2.3.28.5.1 PCI-BT & BCR-BT Ventures, a Delaware partnership, owns and leases one aircraft, which it is seeking to sell under favorable economic conditions. PCI-BT Ventures owns a 55% interest. /62/

2.3.29 Potomac Nevada Investment, Inc., a Nevada corporation, wholly owned by PCI, owns and leases a commercial aircraft engine as a passive/financial investment. The engine was received as part of the liquidation of a limited partnership in which Potomac Nevada Investment had invested. Potomac Nevada Investment is seeking to sell the engine under favorable economic conditions. /63/

2.3.30 Redland Tech Center, LLC, a Delaware LLC, wholly owned by PCI, is a real estate development company that is currently dormant.

3. Potomac Electric Power Company Trust I ("Trust"), a Delaware statutory business trust, is wholly owned by Pepco.

     In May 1998, the Trust issued $125 million of 7-3/8% Trust Originated Preferred Securities ("TOPrS"). The proceeds from the sale of the TOPrS to the public and from the sale of the common securities of the Trust to Pepco were used by the Trust to purchase from Pepco $128 million of 7-3/8% Junior Subordinated Deferrable Interest Debentures, due June 1, 2038 ("Junior Subordinated Debentures"). The sole assets of the Trust are the Junior Subordinated Debentures. The Trust will use interest payments received on the Junior Subordinated Debentures to make quarterly cash distributions on

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/58/ See note 18, supra.
/59/ See CP&L Energy and note 18, supra.
/60/ See CP&L Energy, supra.
/61/ See New Century Energies I.
/62/ See note 18, supra.
/63/ See note 18, supra.

the TOPrS. Accrued and unpaid distributions on the TOPrS, as well as payment of the redemption price upon the redemption and of the liquidation amount upon the voluntary or involuntary dissolution, winding up or termination of the Trust, to the extent such funds are held by the Trust, are guaranteed by Pepco ("Guarantee"). The Guarantee, when taken together with Pepco's obligation under the Junior Subordinated Debentures and the Indenture for the Junior Subordinated Debentures, and Pepco's obligations under the declaration of Trust for the TOPrS, including its obligations to pay costs, expenses, debts and liabilities of the Trust, provides a full and unconditional guarantee by Pepco on a subordinated basis of the Trust obligations. Proceeds from the sale of the Junior Subordinated Debentures to the Trust were used to redeem three series of preferred stock in June 1998./64/

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/64/ See NiSource Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000) (authorizing retention of statutory trust).

                     Legal Basis for Retention of Nonutility
                             Businesses of Conectiv


I. Nonutility Business of Conectiv

     Conectiv owns 100% of the common stock of Delmarva Power & Light Company ("Delmarva"), a Delaware and Virginia corporation, that generates and distributes electricity and natural gas, and Atlantic City Electric Company ("ACE"), a New Jersey corporation, that generates and distributes electricity. In addition to these operating utility subsidiaries, Conectiv holds, indirectly, two recently formed public utility companies, Conectiv Delmarva Generation, Inc. ("CDG") and Conectiv Atlantic Generation, L.L.C. ("CAG")./65/ Conectiv owns a number of other nonutility subsidiaries, described below.

     Set forth below is a description of the nonutility businesses of Conectiv's direct and indirect subsidiaries, along with a citation of authority that justifies retention of such businesses. The activities of the subsidiaries described below have been previously authorized./66/

A.   Direct Nonutility Activities of Conectiv

     None.

B.   Nonutility subsdiaries of Conectiv

1.   Direct subsidiaries of Conectiv

     1.1 Conectiv Properties and Investments, Inc., a Delaware corporation, wholly owned directly by Conectiv, formerly known as Delmarva Capital Investments, Inc. was formed in 1985 to be a holding company for the following unregulated investments. In addition it acts as a vehicle for the development and sale of properties that are not currently used or useful in the utility business./67/ As a result of several mergers with affiliated companies it also owns two office buildings that it leases to its affiliates./68/

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/65/ Conectiv Energy Holding Company ("CEH"), a wholly owned subsidiary of Conectiv, is the parent company of CDG. ACE REIT, Inc. ("ACE REIT"), also a wholly owned subsidiary of Conectiv, is the parent company of CAG. CEH and ACE REIT will, upon the occurrence of certain events, register with the Commission as holding companies pursuant to Section 5 of the Public Utility Holding Company Act of 1935 (the "Act").
/66/ See Conectiv, Holding Co. Act Release No. 26832 (Feb. 25, 1998); Holding Co. Act Release No. 35- 27058 (Aug. 10, 1999); Holding Co. Act Release No. 35-26953 (Dec. 16, 1998).
/67/ Conectiv Properties and Investments, Inc. is managing real estate that was acquired for an intended utility purpose that has ceased to exist, to enable the utility to obtain the necessary rights of way for transmission lines and other utility operations. Unlike many other states, Delaware does not provide a right of condemnation for a franchised electric utility. Rather, the utility is often forced to acquire the underlying fee simple for a larger parcel in order to obtain an easement or right of way. The development and sale of these properties is a means of recovering the costs associated with their acquisition.
/68/ See UNITIL Corp., Holding Co. Act Release No. 25524 (Apr. 24, 1992) (subsidiary that had acquired real estate to support the system's utility operations deemed to be retainable under the standards of section 11(b)(1)).

1.1.1 DCI I, Inc., a Delaware corporation, wholly owned by Conectiv Properties and Investments, Inc., formed in 1985 to invest in leveraged leases./69/

1.1.2 DCI II, Inc., a Virgin Islands corporation, wholly owned by Conectiv Properties and Investments, Inc., formed in 1985 as a foreign sales corporation to be involved in equity investments in leveraged leases./70/

1.1.3 UAH-Hydro Kennebec, L. P., a New York limited partnership, in which Conectiv Properties and Investments, Inc. has a 27.5% limited partner interest, owns a hydro-electric project, which is a qualifying facility ("QF")./71/

1.1.4 Luz Solar Partners, Ltd., IV, a California limited partnership, in which Conectiv Properties and Investments, Inc. has a 4.779% limited partner interest, owns a 30MW solar power production QF in Southern California./72/

1.1.5 DCTC-Burney, Inc., a Delaware corporation, wholly owned by Conectiv Properties and Investments, Inc., formed in 1987 to invest in QFs./73/

1.1.5.1 Forest Products, L.P., a Delaware limited partnership, in which DCTC-Burney, Inc. is the sole general partner and which is a general partner in Burney Forest Products, A Joint Venture.

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/69/ See Central and South West Corp., Holding Co. Act Release No. 23578 (Jan. 22, 1985) (approving leveraged lease investments by a registered holding company)
/70/ Id.
/71/ A "qualifying facility" is defined under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). Subject to certain conditions, Rule 58(b)(1)(viii) exempts the acquisition of the securities of a company that is primarily engaged in "the development, ownership or operation of 'qualifying facilities'..., and any integrated thermal, steam host, or other necessary facility constructed, developed or acquired primarily to enable the qualifying facility to satisfy the useful thermal output requirements under PURPA." See also New Century Energies, Inc., Holding Co. Act Release No. 26748 (Aug. 1,
1997); Entergy Corp., Holding Co. Act Release No. 26322 (June 30, 1995); Southern Co., Holding Co. Act Release No. 26212 (Dec. 30, 1994); Central and South West Corp., Holding Co. Act Release No. 26156 (Nov. 3, 1994); Central and South West Corp., Holding Co. Act Release No. 26155 (Nov. 2, 1994); and Northeast Utilities, Holding Co. Act Release No. 25977 (Jan. 24, 1994).
/72/ Id.
/73/ Id.

1.1.5.2 Burney Forest Products, A Joint Venture, a California general partnership, which is owned by DCTC-Burney, Inc. and Forest Products, L.P. The partnership owns a wood-burning QF in Burney, CA. DCTC-Burney, Inc.'s total direct and indirect ownership interest is 45%.

1.2 Conectiv Solutions LLC, a Delaware limited liability company, wholly owned by Conectiv, was formed in 1997 to provide, directly or through subsidiaries, power systems consulting, end-use efficiency services, customized on-site systems services and other energy services to large commercial and industrial customers. Conectiv Solutions, directly or through subsidiaries, provides energy management services, often on a turnkey basis. Energy management services may involve the marketing, sale, installation, operation and maintenance of various products and services related to the business of energy management and demand-side management, and may include energy audits; facility design and process enhancements; construction, maintenance and installation of, and training client personnel to operate energy conservation equipment; design, implementation, monitoring and evaluation of energy conservation programs; development and review of architectural, structural and engineering drawings for energy efficiencies; design and specification of energy consuming equipment; and general advice on programs./74/ Conectiv Solutions also provides conditioned power services, that is, services designed to prevent, control, or mitigate adverse effects of power disturbances on a customer's electrical system to ensure the level of power quality required by the customer, particularly with respect to sensitive electronic equipment. /75/

     Conectiv Solutions also markets comprehensive asset management services, on a turnkey basis or otherwise, in respect of energy related systems, facilities and equipment, including distribution systems and substations, transmission facilities, electric generation facilities (stand-by generators and self-generation facilities), boilers, chillers (refrigeration and coolant equipment), HVAC and lighting systems, located on or adjacent to the premises of a commercial or industrial customer and used by that customer in connection with its business activities. Solutions also provides these services to qualifying and non- qualifying cogeneration and small power production facilities under PURPA./76/

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/74/ Subject to certain conditions, rule 58(b)(1)(i) exempts the acquisition of the securities of a company that derives substantially all of its revenues from "the rendering of energy management services and demand- side management services." See also Eastern Utilities Associates, Holding Co. Act Release No. 26232 (Feb. 15, 1995); Northeast Utilities, Holding Co. Act Release No. 25114-A (July 27, 1990) and New England Electric System, Holding Co. Act Release No. 22719 (Nov. 19, 1982).
/75/ See Cinergy Corp., Holding Co. Act Release No. 26662 (Feb. 7, 1997) ("Cinergy Solutions Order").
/76/ See rule 58(b)(1)(viii) (an energy-related company can engage in the development, ownership or operation of "qualifying facilities," as defined under PURPA, and any integrated thermal, steam host, or other necessary facility constructed, developed or acquired primarily to enable the qualifying facility to satisfy the useful thermal output requirements of PURPA). Solutions will not undertake any Asset Management Service without further Commission approval if, as a result thereof, Solutions would become a public utility company within the meaning of the Act.

     Conectiv Solutions provides consulting services to associate and nonassociate companies. The consulting services may include: technical and consulting services involving technology assessments, power factor correction and harmonics mitigation analysis, meter reading and repair, rate schedule design and analysis, environmental services, engineering services, billing services, risk management services, communications systems, information systems/data processing, system planning, strategic planning, finance, feasibility studies, and other similar or related services./77/ Conectiv Solutions also offers marketing services to nonassociate businesses in the form of bill insert and automated meter-reading services, as well as other consulting services, such as how to set up a marketing program./78/

     Conectiv Solutions provides service line repair and extended warranties with respect to all of the utility or energy related service lines that enter a customer's house, as well as utility bill insurance and other similar or related services./79/ Conectiv Solutions may also provide centralized bill payment centers for "one stop" payment of all utility and municipal bills, and annual inspection, maintenance and replacement of any appliance./80/ Conectiv Solutions also is engaged in the marketing and brokering of energy commodities, including retail marketing activities./81/

     Conectiv Solutions also provides other goods and services, from time to time, related to the consumption of energy and the maintenance of property by those end-users, where the need for the service arises as a result of, or evolves out of, the above services and the incidental services do not differ materially from the enumerated services./82/

     In connection with its activities, Conectiv Solutions from time to time may form new subsidiaries to engage in the above activities, or acquire the securities or assets of nonassociate companies that derive substantially all of their revenues from the above activities.

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/77/ See the Cinergy Solutions Order; see also rule 58(b)(1)(vii) (relating to the sale of technical, operational, management, and other similar kinds of services and expertise, developed in the course of utility operations).
/78/ See Consolidated Natural Gas Co., Holding Co. Act Release No. 26757 (Aug. 27, 1997) (the "1997 CNG Order").
/79/ See the Cinergy Solutions Order.
/80/ See Consolidated Natural Gas Co., Holding Co. Act Release No. 26363 (Aug. 28, 1995).
/81/ See rule 58(b)(1)(v)(subject to certain conditions, no Commission approval is required for a registered holding company to acquire the securities of a company that derives substantially all of its revenues from "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels"). See also New Century Energies, Inc., Holding Co. Act Release No. 26784 (Aug. 1, 1997).
/82/ See the 1997 CNG Order.

     Provision of the above goods and services, which are closely related to the system's core energy business, is intended to further Conectiv's goal of becoming a full- service energy provider.

1.2.1 ATE Investment, Inc., a New Jersey corporation, in which Conectiv Solutions and Atlantic Generation, Inc. hold 100% of the interest, formed in 1986 to hold and manage capital resources in addition to investing in equity interests in leveraged leases of two commercial aircraft and two container ships. Additionally, it holds a 35% limited partnership interest in Pedricktown Cogeneration Limited Partnership.

1.2.1.1 King Street Assurance Ltd. ("KSA"), a Bermuda company, wholly owned by ATE Investment, Inc., formed in 1999 as a captive insurance company to provide the Conectiv system with insurance products and services./83/

1.2.1.1.1 Enertech Capital Partners, L.P., a Delaware limited partnership, in which King Street Assurance Ltd. has a 94% limited partnership interest, is a venture capital investment company which invest in and supports a variety of energy technology growth companies./84/

1.2.1.1.2 Enertech Capital Partners, II, L.P., a Delaware limited partnership, in which King Street Assurance Ltd. has a 10% limited partnership interest, is a venture capital investment company which invest in and supports a variety of energy technology growth companies./85/

1.2.1.1.3 Pac-West Telecomm, Inc. a California corporation, in which King Street Assurance, Ltd. has a smaller than 1% interest, formed in 1980 to provide integrated communications services throughout the western U.S.

1.2.1.2 Black Light Power, Inc., a Delaware corporation, in which ATE Investment, Inc. has a smaller than 1% interest, researches esoteric energy forms./86/

1.2.2 Millennium Account Services, LLC, a Delaware LLC, in which Conectiv Solutions LLC has a 50% interest, provides meter reading services.

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/83/ See Conectiv et al., Holding Co. Act Release No. 27135 (Feb. 10, 2000) (authorizing KSA to offer reinsurance products to Conectiv). See also NiSource, Inc., Holding Co. Act Release No. 27263 (Oct. 30, 2000) (authorizing retention of a subsidiary to act as an agent in obtaining insurance for the NiSource companies) and Columbia Gas System, Holding Co. Act Release No. 26596 (Oct. 25,
1996).
/84/ Activities involving "the development and commercialization of electrotechnologies related to energy conservation, storage and conversion, energy efficiency, waste treatment, greenhouse gas reduction, and similar innovations" are energy-related activities within the meaning of rule 58(b)(1)(ii). See also New Century Energies, Holding Co. Act Release No. 26748 (Aug. 1, 1997).
/85/ Id. See also GPU, Inc., Holding Co. Act Release No. 27139 (Feb. 18, 2000). /86/ Id.

1.2.3 VitalServicesHome.com, L.L.C., a Delaware limited liability company, in which Conectiv Solutions LLC has a 43% interest, provides web based and traditionally provided energy-related products and services.

1.2.4 Conectiv Services, Inc., a Delaware corporation, wholly owned by Conectiv Solutions LLC, formed in 1996 to directly and through subsidiaries, provide a wide range of energy related goods and services to industrial, commercial and residential customers, Conectiv Services is engaged in the design, construction and installation, and maintenance of new and retrofit heating, ventilating, and air conditioning ("HVAC"), electrical and power systems, motors, pumps, lighting, water and plumbing systems, and related structures./87/

1.2.4.1 Conectiv Plumbing, L.L.C., a Delaware limited liability company, wholly owned by Conectiv Services, Inc., provides plumbing services primarily in connection with the CSI HVAC business. Conectiv Plumbing, L.L.C. was formed in 1998 to comply with New Jersey master plumbing requirements in connection with the acquisition of an HVAC company in New Jersey.

1.2.4.2 Conectiv Thermal Systems, Inc., a Delaware corporation, wholly owned by Conectiv Services, Inc., formed in 1994 to directly and through subsidiaries, develop, own and operate thermal heating and cooling systems. Conectiv Thermal also provides other energy related services to business and institutional energy users. Conectiv Thermal has made investments in capital expenditures related to district heating and cooling systems to serve the business and casino district in Atlantic City, NJ. Conectiv Thermal is also pursuing the development of thermal projects in other regions of the U.S./88/

1.2.4.2.1 ATS Operating Services, Inc., a Delaware corporation, wholly owned by Conectiv Thermal Systems, Inc., formed in 1995 to operate and maintain district heating and cooling plants.

1.2.4.2.2 Atlantic Jersey Thermal Systems, Inc., a Delaware corporation, wholly owned by Conectiv Thermal Systems, Inc., formed in 1994 to own a 10% general partnership interest in TELPI (as defined below).

1.2.4.2.3 Thermal Energy Limited Partnership I ("TELPI"), a Delaware limited partnership, wholly owned by Conectiv Thermal Systems, Inc. and Atlantic Jersey Thermal Systems, Inc., holds an investment in the Midtown Energy Center. The Midtown Energy Center, which produces steam and chilled water, represents the initial principal

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/87/ See note 10, supra.
/88/ Subject to certain conditions, rule 58(b)(1)(vi) exempts the acquisition of the securities of a company that derives substantially all of its revenues from "the production, conversion, sale and distribution of thermal energy products, such as process steam, heat, hot water, chilled water, air conditioning, compressed air and similar products; alternative fuels; and renewable energy resources; and the servicing of thermal energy facilities." See also New Century Energies, Holding Co. Act Release No. 26748 (Aug. 1, 1997); Cinergy Corp., Holding Co. Act Release No. 26474 (Feb. 20, 1996).

operations of Conectiv Thermal Systems. Currently, TELPI is operating the heating and cooling equipment of several businesses in Atlantic City, NJ. Some of these businesses will be served by the Conectiv Thermal System's district system once it is in commercial operation and others will continue to be served independently by Conectiv Thermal System.

1.3 Atlantic Generation, Inc., a New Jersey corporation, wholly owned by Conectiv, formed in 1986 to develop, own and operate independent power production projects, which are QFs or exempt wholesale generators ("EWGs") within the meaning of Section 32 of the Act.

1.3.1 Pedricktown Cogeneration Limited Partnership, a New Jersey limited partnership, in which Atlantic Generation, Inc. has a 50% interest (35% limited partnership through ATE Investment, Inc. and 15% general partnership through Pedrick Gen, Inc.), owns a 116 MW combined cycle cogeneration QF located in Pedricktown, New Jersey./89/

1.3.2 Vineland Limited Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., formed in 1990 to hold a 45% limited partnership interest in Vineland Cogeneration Limited Partnership.

1.3.3 Vineland Cogeneration Limited Partnership, a Delaware limited partnership, in which Atlantic Generation Inc. has a 50% interest (45% limited partnership through Vineland Limited, Inc. and 5% general partnership through Vineland General, Inc.), owns a 48 MW combined cycle cogeneration QF located in Vineland, New Jersey.

1.3.4 Vineland General, Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., formed in 1990 to hold a 5% general partnership interest in Vineland Cogeneration Limited Partnership.

1.3.5 Pedrick Gen, Inc., a New Jersey corporation, wholly owned by Atlantic Generation, Inc., formed in 1989 to hold a 15% general partnership interest in Pedricktown Cogeneration Limited Partnership.

1.3.6 Cogeneration Partners of America, a New Jersey general partnership, in which Atlantic Generation, Inc. owns a 50% interest, originally established to manage the Vineland and Pedricktown cogeneration partnerships.

1.3.7 Binghamton Limited, Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., formed in 1990 to hold a 10% general partnership interest in Binghamton Cogeneration Limited Partnership, whose assets were sold to a third party.

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/89/ On June 1, 2001, Conectiv entered into an agreement to sell its interest in Pedricktown Cogeneration Limited Partnership.

1.3.8 Binghamton General, Inc., a Delaware corporation, wholly owned by Atlantic Generation, Inc., formed in 1990 to hold a 35% limited partnership interest in Binghamton Cogeneration Limited Partnership, whose assets were sold to a third party.

1.3.9 Energy Investors Fund III, L.P., a Delaware limited partnership, in which Atlantic Generation Inc. holds a 4.9% interest, has minority investments in power plants and power plant development projects, which are EWGs or QFs.

1.4 Conectiv Communications, Inc. ("CCI"), a Delaware corporation, wholly owned by Conectiv, was formed in 1996 to provide retail and wholesale telecommunications services and is an exempt telecommunications company ("ETC") within the meaning of Section 34 of the Act./90/

1.4.1 Conectiv Communications of Virginia, Inc., a Delaware corporation, wholly owned by Conectiv Communications, Inc., originally formed in 1999 as a Virginia corporation and redomesticated in Delaware in 2001. Created to provide retail and wholesale telecommunications services and is an ETC within the meaning of
Section 34 of the Act, by virtue of being a subsidiary of CCI.

1.5 Conectiv Resource Partners, Inc., a Delaware corporation, wholly owned by Conectiv, formed in 1998 to be a service company for the Conectiv system.

1.6 Conectiv Mid-Merit, Inc. ("CMM"), a Delaware corporation, wholly owned by Conectiv, which currently is an EWG within the meaning of Section 32 of the Act./91/

1.6.1 Energy Systems North East, LLC, a Delaware limited liability company, in which Conectiv Mid-Merit, Inc. has a 50% interest, owns a 80 MW cogeneration facility in Pennsylvania, which is an EWG.

1.7 Atlantic Southern Properties, Inc., a New Jersey corporation, wholly owned by Conectiv, formed in 1970 to own and manage certain investments in real estate including a commercial office and warehouse facility in southern New Jersey. Approximately 50% of the space in this facility is currently leased to system companies and 50% is leased to non-affiliates./92/

1.8 Enerval, L.L.C., a Delaware limited liability company, wholly owned by Conectiv, formed in 1995 to provide energy management services, including natural gas procurement, transportation and marketing. The company is no longer active and it is anticipated that it will be dissolved in late 2001.

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/90/ On June 4, 2001, Conectiv entered into an agreement to sell its interest in CCI.
/91/ As of July 31, 2001, the subsidiaries under Conectiv will be reorganized such that CMM becomes a wholly owned subsidiary of CEH.
/92/ See Central Power and Light Co., Holding Co. Act Release No. 26408 (Nov. 13, 1995).

1.9 Conectiv Energy Holding Company, a Delaware corporation, wholly owned by Conectiv, is an intermediate holding company that holds Conectiv's interest in entities that hold energy and related projects (both exempt projects and electric utility facilities) or engage in energy trading activities. /93/

1.9.1 ACE REIT, Inc., a Delaware corporation, wholly owned by Conectiv Energy Holding Company, holds Conectiv's interest in Conectiv Atlantic Generation, L.L.C., an electric utility within the meaning of Section 2(a)(3) of the Act./94/

1.9.2 Conectiv Energy Supply, Inc., a Delaware corporation, wholly owned by Conectiv Energy Holding Company, engages in energy trading activities and procurement, transportation and wholesale sales of fuels and related products that fall within the scope of Rule 58.

1.9.2.1 Conectiv Operating Services Company, a Delaware corporation, wholly owned by Conectiv Energy Supply, Inc., formed in 1987 to operate and maintain power plants./95/

1.10 Tech Leaders, II, L.P., a Delaware limited partnership, in which Conectiv holds a 2.6% limited partner interest, provides venture capital investments in energy and technology activities that fall within the scope of Rule 58.

1.11 SciQuest.com, Inc., a Delaware corporation, in which Conectiv has a smaller than .5% interest, provides e-commerce and computer support for pharmaceutical companies. The original investment was in Emax Solution Partners which was acquired in 2000 by SciQuest (a 10.2% interest in Emax was converted into 106,811 shares of SciQuest at time of acquisition by SciQuest).

1.12 Internet Capital Group, Inc., a Delaware corporation, in which Conectiv has a smaller than .1% interest, involved in business to business e-commerce through a network of partner companies.

1.13 Adolor Corp, a Delaware corporation, in which Conectiv has a smaller than 1% interest, involved in discovering, developing and planning to commercialize proprietary pharmaceutical products for the treatment of pain and the side effects caused by current pain treatments.

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/93/ As previously noted, CEH will, upon the occurrence of certain events, register as a holding company pursuant to Section 5 of the Act.
/94/ As previously noted, ACE REIT will, upon the occurrence of certain events, register as a holding company pursuant to Section 5 of the Act.
/95/ See Rule 58(b)(vii).

2. Subsidiaries of Delmarva

2.1 Delmarva Power Financing I, a Delaware business trust, 100% common interest held by Delmarva (preferred stock held publicly), is a special purpose financing company formed in 1996 in connection with the issuance by Delmarva of Cumulative Quarterly Income Preferred Securities.

3. Subsidiaries of ACE

3.1 Atlantic Capital I, a Delaware business trust, 100% common interest held by ACE (preferred stock held publicly), is a special purpose financing company formed in 1996 in connection with the issuance by ACE of Cumulative Quarterly Income Preferred Securities.

3.2 Atlantic Capital II, a Delaware business trust, 100% common interest held by ACE (preferred stock held publicly), is a special purpose financing company formed in 1998 in connection with the issuance by ACE of Cumulative Quarterly Income Preferred Securities.